Exhibit 10.8

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, with an effective date of July 11, 2021, (this “Agreement”) is by and among, EZRaider Global Inc., a Nevada corporation (“the “Corporation”) and EZ Raider, the LLC, a Washington limited liability company (the “the LLC”) and the members of the LLC (the “the LLC Members”) as set forth on Schedule I hereto. For purposes of this Agreement, the Corporation, the LLC, and the LLC Members are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the LLC Members own One Hundred (100%) percent of the LLC Membership Interests outstanding immediately prior to the Closing (as hereinafter defined) (such membership interest being hereinafter referred to as the “the LLC Membership Interest”);

WHEREAS, (i) the LLC Members and the LLC believe it is in their respective best interests for the LLC Members to exchange 100% of their the LLC Membership Interests for 10 million shares of common stock of the Corporation (such shares being hereinafter referred to as the “the Corporation Shares”); and (ii) the Corporation believes it is in its best interest and the best interest of its stockholders to acquire the LLC Membership Interests in exchange for the Corporation Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”);

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) the LLC shall become a wholly owned subsidiary of the Corporation; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF THE LLC INTERESTS FOR THE CORPORATION SHARES

Section 1.1            Agreements to Exchange the LLC Membership Interests for the Corporation Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the LLC Members shall assign, transfer, convey and deliver the LLC Membership Interests to the Corporation and, in consideration and exchange for the Corporation Shares, the Corporation shall issue, transfer, convey and deliver the Corporation Shares to the LLC Members.

A. Cancellation of Corporation Shares. Concurrent with the Closing, Moshe Azarzar, shall cancel 1,000,000 shares previously issued as founder shares.

B. Note Assumption. At the Closing, the rights and obligations of the Convertible Promissory Notes and exchange rights of notes holders as set forth in Schedule III shall be assumed by the Corporation.

Section 1.2             Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3           Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, One Hundred (100%) of the LLC Membership Interests shall be delivered to the Corporation in exchange the Corporation shall exchange and deliver the Corporation Shares to the LLC Members allocated as set forth in Schedule II attached hereto.

Section 1.4          Restrictions on the Corporation Shares Issued Pursuant to this Agreement. The Corporation Shares to be issued by the Corporation pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the LLC Members to the Corporation. The Corporation Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of the Corporation Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.5           Share Exchange Procedure. The LLC Members by executing this Agreement shall hereby and are hereby instructing the manager of the LLC to execute all documents and effect all transactions necessary to assure the exchange of the LLC Membership Interests for the Corporation Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents, warrants, and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A.            the Corporation is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Corporation. “Material Adverse Effect” means, when used with respect to the Corporation, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Corporation, or materially impair the ability of the Corporation to perform its obligations under this Agreement.

B.             Copies of the Articles of Incorporation and Bylaws of the Corporation with all amendments thereto, as of the date hereof (the “the Corporation Charter Documents”), have been furnished to the LLC, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of the Corporation are current as required by law, contain the minutes of all meetings of the Corporation Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Corporation Board and its stockholders. the Corporation is not in violation of any of the provisions of the Corporation Charter Documents.

Section 2.2 Capitalization of the Corporation.

A.        The authorized capital stock of the Corporation consists of: (i) 50,000,000 shares of common stock, par value $0.0001, of which 1,154,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) no shares of preferred stock.

B.          Upon issuance all Corporation Shares will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder.

Section 2.3          Authorization, Validity and Enforceability of Agreements. The Corporation has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Corporation, and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of the Corporation and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. the Corporation does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of this Agreement, resulting from the issuance of the Corporation Shares in connection with the Share Exchange.

Section 2.4         No Conflict or Violation. Neither the execution and delivery of the Agreement by the Corporation, nor the consummation by the Corporation of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the Corporation Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which the Corporation is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Corporation is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the Corporation’ assets, including without limitation, the Corporation Shares.

Section 2.5          Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of the Corporation, currently threatened against the Corporation or any of its affiliates, that may affect the validity of this Agreement or the right of the Corporation to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of the Corporation, currently threatened against the Corporation or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to the Corporation or any of its affiliates. Neither the Corporation nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by the Corporation or any of its affiliates currently pending or which the Corporation or any of its affiliates intends to initiate.

Section 2.6          Compliance with Laws. the Corporation has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.7          Books, Financial Records, and Internal Controls. All the accounts, books, registers, ledgers, the Corporation Board minutes and financial and other records of whatsoever kind of the Corporation have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

Section 2.8           Absence of Undisclosed Liabilities. Except as specifically disclosed herein there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect.

Section 2.9          No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Corporation or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Corporation but which has not been so publicly announced or disclosed. the Corporation has not provided to the LLC, or the LLC Members, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Corporation but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.10        Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of the Corporation in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EZ RAIDER THE LLC

The LLC represents, warrants, and agrees that all of the statements in the following subsections of this Article III, pertaining to the LLC, are true and complete as of the date hereof.

Section 3.1           Company Organization

A.           the LLC is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the LLC. “Material Adverse Effect” means, when used with respect to the LLC, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the LLC, or materially impair the ability of the LLC to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.            Copies of the formation documents and related Operating Agreement of the LLC as of the date hereof (the “LLC Charter Documents”), have been furnished to the Corporation, if so requested, and such copies are accurate and complete as of the date hereof.

Section 3.2          Capitalization of the LLC. All of the issued and outstanding membership interests of the LLC immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable federal and state securities laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the Membership Interests has been in compliance with U.S. federal and state securities laws and state corporate laws and no member of the LLC has any right to rescind or bring any other claim against the LLC for failure to comply with the Securities Act, or state securities laws.

Section 3.3           Member of the LLC. Schedule I contains a true and complete list of the holders of all issued and outstanding Membership Interests held as of the date of this Agreement.

Section 3.4           Convertible Debt Offering. The LLC has entered into several Convertible Promissory Notes with certain parties as set forth in Schedule III, attached hereto and incorporated herein by reference, under which the LLC is obligated to pay the investors the principal sum of approximately $622,000 subject to terms and conditions of the respective notes. At the Closing, the rights and obligations of the Convertible Promissory Notes and exchange rights shall be assumed by the Corporation.

Section 3.5          Financial Statements. The LLC has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of the LLC. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability the LLC had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the LLC, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

The books and records, financial and otherwise, of the LLC are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of the LLC’s assets are reflected on its financial statements, and the LLC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.6           Information. The information concerning the LLC set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.7          Personal Property. Each of the LLC and its subsidiaries possesses, if any, and has good and marketable title of all property necessary for the continued operation of the business of the LLC and its subsidiaries as presently conducted and as represented to the Corporation. All such property is used in the business of the LLC and its subsidiaries. All such property is in reasonably good operating condition (normal wear and tear excepted) and is reasonably fit for the purposes for which such property is presently used.

Section 3.8          Intellectual Property. The LLC represents and warrants that all trademarks and trademark applications, and all patents and patent applications, and any trade secrets, and “know-how” held relating to business of the LLC, and all other intangible assets, in the LLC’s possession or that may be reasonably acquired by the LLC any other proprietary information and trade secrets relating to the business of the LLC (collectively the “Intellectual Property”) shall remain the intellectual property of the LLC as of the date of Closing of this Agreement and that the LLC shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to the Corporation, as necessary to protect the Corporation’s rights to the same. Further, the LLC owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in its business, as currently conducted. the LLC represents that it has not received any written complaint, claim or notice alleging any such infringement, violation, or misappropriation. Additionally, the LLC has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to the LLC’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of the LLC, the result of which would be to materially compromise the rights of the LLC to apply for or enforce appropriate legal protection of the LLC’s Intellectual Property.

Section 3.9          Subsidiaries. the LLC does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations. Each subsidiary of the LLC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each subsidiary of the LLC is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which the LLC owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of the LLC and its subsidiaries taken as a whole. the LLC owns all of the shares of each subsidiary of the LLC and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of the LLC to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of the LLC any shares of such subsidiary.

Section 3.10        Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the LLC; and (b) the LLC has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.11        Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the LLC after reasonable investigation, threatened by or against the LLC or affecting the LLC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. the LLC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.12        Compliance with Laws and Regulations. To the best of its knowledge, the LLC has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the LLC or except to the extent that noncompliance would not result in the occurrence of any material liability for the LLC. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.13        Approval of Agreement. The manager of the LLC has authorized the execution and delivery of this Agreement by the LLC and has approved this Agreement and the transactions contemplated hereby.

Section 3.14        Valid Obligation. This Agreement and all agreements and other documents executed by the LLC in connection herewith constitute the valid and binding obligation of the LLC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LLC MEMBERS

The LLC Members hereby severally and not jointly represents and warrant to the Corporation:

Section 4.1          Authority. The LLC Members have the right, power, authority and capacity to execute and deliver this Agreement to which such the LLC Members is a party, to consummate the transactions contemplated by this Agreement, and to perform such the LLC Members’ obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed, and delivered by the LLC Members. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such the LLC Members, this Agreement is duly authorized, executed and delivered by the LLC Members and constitutes the legal, valid and binding obligations of the LLC Members, enforceable against the LLC Members in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2          No Conflict. Neither the execution or delivery by the LLC Members of this Agreement is a party nor the consummation or performance by the LLC Members of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the LLC Members; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the LLC Members are a party or by which the properties or assets of the LLC Members are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of the LLC Members, or any of the properties or assets of the LLC Members, may be subject.

Section 4.3           Litigation. There is no pending litigation or threatened litigation against the LLC Members (“Action”) that involves the LLC Membership Interests or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of the LLC and, to the knowledge of the LLC Members, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4           Ownership of Shares. The LLC Members are the record and beneficial owners of the LLC Membership Interests. The LLC Members shall transfer at the Closing, good and marketable title to the LLC Membership Interests, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5            Pre-emptive Rights. The LLC Members have no pre-emptive rights or any other rights to acquire any interest of the LLC that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF the LLC AND THE LLC MEMBERS

The obligations of the LLC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the LLC or the LLC Members, as the case may be, in their sole discretion:

Section 5.1           Representations and Warranties of the Corporation. All representations and warranties made by the Corporation in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2           Agreements and Covenants. The Corporation shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3           Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4           No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Corporation shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5          Documents. the Corporation must have caused the following documents to be delivered to the LLC:

A.           share certificates evidencing the Corporation Shares in the name of the LLC Members;

B.            this Agreement duly executed; and,

C.           such other documents as the LLC or the LLC Members may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Corporation, (ii) evidencing the performance of, or compliance by the Corporation with any covenant or obligation required to be performed or complied with by the Corporation, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6          No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to the Corporation.

Section 5.7           Employment Agreements. The Corporation is not a party to any employment agreements.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE CORPORATION

The obligations of the Corporation to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Corporation in its sole discretion:

Section 6.1           Representations and Warranties of the LLC and the LLC Members. All representations and warranties made by the LLC and the LLC Members on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2          Approval by Majority Consent. The holders of at least a majority (51%) of the outstanding membership interest of the LLC must approve this Agreement by written consent prior to the Closing Date.

Section 6.3        Agreements and Covenants. The LLC and the LLC Members shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4          Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5           No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the LLC shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6           Documents. the LLC and the LLC Members must deliver to the Corporation at the Closing:

A.          share certificates evidencing the number of the LLC Membership Interests, along with executed share transfer forms transferring such the LLC Membership Interests to the Corporation;

B.          this Agreement to which the LLC and the LLC Members are each a party, duly executed; and,

C.         such other documents as the Corporation may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the LLC and the LLC Members, (ii) evidencing the performance of, or compliance by the LLC and the LLC Members with, any covenant or obligation required to be performed or complied with by the LLC and the LLC Members, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7           No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the LLC Membership Interest, or any other stock, voting, equity, or ownership interest in, the LLC, or (b) is entitled to all or any portion of the Corporation Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1           Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2 Indemnification.

A.            Indemnification Obligations in favor of the Corporation. From and after the Closing Date until the expiration of the Survival Period, the LLC shall reimburse and hold harmless the Corporation and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a (“the Corporation Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such the Corporation Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any the Corporation Indemnified Party, which arises or results from a third-party claim brought against a the Corporation Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of the LLC. All claims of the Corporation pursuant to this Section 7.2 shall be brought by the Corporation on behalf of the Corporation and those Persons who were stockholders of the Corporation immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $50,000 in the aggregate from the LLC. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.            Indemnification Obligations in favor of the LLC and the LLC Members. From and after the Closing Date until the expiration of the Survival Period, the Corporation and the Corporation shareholders shall indemnify and hold harmless the LLC, the LLC Members, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “the LLC Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by the Corporation in this Agreement and in any certificate delivered by the Corporation pursuant to this Agreement; (ii) any breach by the Corporation of any covenant, obligation or other agreement made by the Corporation in this Agreement; and (iii) a third-party claim based on any acts or omissions by the Corporation. In no event shall any such indemnification payments exceed $50,000 in the aggregate from the Corporation. No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1         Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2          Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4         Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5         Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6          Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8          Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9         Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10         Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 8.11        Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EZRaider Global, INC.

Per:	/s/ Moshe Azarzar
Name: Moshe Azarzar
Title: President, Chief Executive Officer

EZ RAIDER, LLC

Per:	/s/ Moshe Azarzar
Name: Moshe Azarzar
Title: Manager

THE LLC MEMBERS

/s/ Moshe Azarzar
Name: Moshe Azarzar
Title: 90% Member and Manager

/s/ Konrad Koss
Name: Konrad Koss
Title: 5% Member

/s/ Ezra Eickmeyer
Ezra Eickmeyer
Title: 5% Member

SCHEDULE I

MEMBERSHIP INTEREST

MOSHE ARZARZAR	90%

KONRAD KOSS	5%

EZRA EICKMEYER	5%

SCHEDULE II

ALLOCATION OF SHARES

MOSHE ARZARZAR	9,000,000

KONRAD KOSS	500,000

EZRA EICKMEYER	500,000

SCHEDULE III

LIST OF EZ RAIDER LLC NOTE HOLDERS

	Date of Note	Amount of Note
Konrad	3/12/2020	$212,000
Anthony Paul	1/25/ 2021	$100,000
Yoav Tilan	1/18/2021	$60,000
Eric Thorson	6 /1/2021	$250,000